STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into effective as of this 17th day of January, 2005, supercedes any and all other agreements whether in writing or orally communicated, by and among Raymond Mallory and Will Stice as individuals, (hereinafter referred to as the "SELLERS"), the owner of the shares of common stock of Com Services, Inc., a California corporation (hereinafter referred to as "CSI"), and Network Installation Corp, a Nevada corporation (hereinafter referred to as the "PURCHASER");
     WITNESSETH:

     WHEREAS, the SELLERS are the sole record owners and holders of an aggregate of one-hundred percent (100%) of the issued and outstanding common stock of CSI ("Shares").

     WHEREAS, the PURCHASER desires to purchase the Shares, and the SELLERS desire to sell or cause to be sold the Shares, upon the terms and subject to the conditions herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Shares, it is hereby agreed as follows:

1.     CLOSING.

A. PROCEDURE FOR CLOSING. The closing of the transaction contemplated by this Agreement shall be held at the PURCHASER'S offices on or about January 17, 2005, at 5:00 pm PST ("Closing Date") or such other place, date and time as the parties hereto may otherwise agree.

B. PURCHASE AND SALE OF CSI STOCK. Upon the date set forth in this Agreement, and subject to the terms and conditions hereinafter set forth, the SELLERS shall sell, convey and transfer, or cause to be sold, conveyed or transferred, that number of the Shares of the Corporation's Stock corresponding to 100% ownership of CSI on the Closing Date.

C. AMOUNT AND PAYMENT OF PURCHASE PRICE. The total consideration and method of payment thereof shall be four-hundred and thirty-thousand dollars ($430,000) paid pursuant to the following;

(i) PURCHASER shall pay a total of fifty-thousand ($50,000) dollars in cash at Closing to the following individuals and in the amounts herein below;

1. Thirty-two thousand five-hundred dollars ($32,500) to Raymond Mallory ("Mallory")
2.     Twelve thousand five-hundred dollars to ($12,500) to Will Stice ("Stice")
3.     Five-thousand  dollars  ($5,000)  to  Richard  Lewin

(ii) PURCHASER shall issue to SELLERS, two - 2 yr. promissory notes whose aggregate value shall equal one-hundred and eighty-thousand dollar ($180,000) (the "Notes"). The Notes shall pay interest of six percent (6%) per annum. Pursuant to the terms and conditions of the Notes, PURCHASER shall pay to SELLERS twenty-four (24) equal monthly cash "Installments". A Note for one-hundred and twenty-six thousand dollars ($126,000) shall be issued to Mallory and a Note for fifty-four thousand ($54,000) shall be issued to Stice. The initial Installments are payable thirty (30) days after Closing and the remaining Installments are payable every thirty (30) days thereafter. The Installment for Mallory shall be equal to five-thousand five-hundred and eighty-four dollars ($5,584) and the Installment for Stice shall be equal to two-thousand three-hundred and ninety-three dollars ($2,393).

(iii) PURCHASER shall issue to Mallory two-hundred thousand dollars ($200,000) in value of shares of PURCHASER'S common stock ("Stock"). The value and number of shares of Stock issued to PURCHASER shall be determined by using the average of the closing bid price of the Stock over the five trading days prior to the Closing Date. The Stock shall be paid to Mallory no later than seven (7) days following the Closing Date.

     The PURCHASER and Mallory shall also execute an Employment Agreement whereby Mallory shall remain in the employ of the PURCHASER for a period of no less than one year following the Closing Date.

2. REPRESENTATIONS AND WARRANTIES OF SELLERS. SELLERS hereby warrants and represents:

A. AUTHORITY RELATIVE TO THIS AGREEMENT. Except as otherwise stated herein, the SELLERS have full power and authority to execute this Agreement and carry out the transactions contemplated by it and no further action is necessary by the SELLERS to make this Agreement valid and binding upon SELLERS and enforceable against them in accordance with the terms hereof, or to carry out the actions contemplated hereby. The execution, delivery and performance of this Agreement by the SELLERS will not:

(i) constitute a breach or a violation of CSI's Certificate of Incorporation, By-Laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

(ii) constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties are bound or affected; or

(iii) result in the creation of any lien, charge or encumbrance upon its assets or properties, except as stated herein.

B. OWNERSHIP. All of such outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding legally binding upon the CSI and were issued in compliance with all applicable laws and regulations.

C. REVENUES. SELLERS represent and warrant that CSI is reporting total net revenues of nine-hundred and thirty-seven thousand dollars ($937,000) for the first nine (9) months of the fiscal year ended March 2005.

D. PROJECT ORDERS. SELLERS represent and warrant that CSI has in its possession, new unfulfilled customer project orders valued at one-million five-hundred thousand ($1,500,000) dollars to which the PURCHASER is entitled.

E. ASSETS. SELLERS represent that the PURCHASER is entitled to all assets of CSI as they appear on CSI "Financial Statements" with the exception of the following assets listed herein below:

i.      Due  from  stockholder-R.M           $  20,302.87
ii.     Due  from  stockholder-W.S           $  21,182.79
iii.    #  2  Ford  E-150                    $  22,769.07
iv.     #  3  Ford  F-150                    $  18,882.63
v.      Industrial  Condominium              $ 147,615.00

E. LAWSUITS, LIENS & TAXES. SELLERS represent that to the best of SELLERS's knowledge, that neither the SELLERS nor CSI is currently the subject of any lawsuit threatened or filed. SELLERS also represent that CSI is free from any liens or encumbrances. SELLERS shall be solely responsible for all taxes which may be incurred by SELLERS resulting from the receipt of consideration by SELLERS pursuant to this Agreement.

F. BROKERAGE. SELLERS have not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission from the as a result of the transactions contemplated hereunder.

G. PREFERRED STOCK. SELLERS represent that there are no outstanding shares of any other class of CSI stock including but not limited to CSI preferred stock, other than the Shares of common stock represented in this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. PURCHASER hereby warrants and represents:

A. AUTHORITY RELATIVE TO THIS AGREEMENT AND ANCILLARY DOCUMENTS. Except as otherwise stated herein, the PURCHASER has full power and authority to execute this Agreement, and carry out the transactions contemplated hereby and thereby and no further action is necessary by the PURCHASER to make this Agreement valid and binding upon PURCHASER and enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by the PURCHASER will not:

i. constitute a breach or a violation of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

ii. constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties are bound or affected; or

iii. result in the creation of any lien, charge or encumbrance upon its assets or properties except as stated herein.

B. BROKERAGE. The PURCHASER has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission from the as a result of the transactions contemplated hereunder.

C. TAXES. PURCHASER shall be solely responsible for all taxes which may be incurred by
PURCHASER resulting from the receipt of consideration by PURCHASER pursuant to this Agreement.

D. LIABILITIES. PURCHASER represents that it shall assume all liabilities of CSI as listed in CSI's Financial Statements, with the exception of the liabilities listed herein below:

vi.          Chase-7043                           $   4,000.00
vii.         Equity  Line-Indy                    $ 127,513.97
viii.        LOC-6016                             $  24,533.65
ix.          MBNA-7753                            $   9,120.48
x.           Director                             $   5,000.00
xi.          Pat  Langston                        $   6,536.25
xii.         Shareholder  Loan-Will  Stice        $     789.68
xiii.        Deferred  Income  Tax                $  46,044.00
xiv.         Note Payables of Ford Vehicles #s 1-3 $ 13,631.08
xv.          Splitter/Loverme  Pension            $ 125,000.00
xvi.         Trust  Deed-Union  Bank  (6018)      $  85,318.79

4. EXPENSES. Each of the parties hereto shall pay its own expense in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and its certified public accountants and other experts.

5. CLOSING DELIVERIES. At the Closing, the deliveries hereinafter specified shall be made by the respective parties hereto, in order to consummate the transactions contemplated hereby. A best effort shall be made by both parties regarding deliveries by the Closing date or such reasonable time thereafter.

A. DELIVERIES BY SELLERS. SELLERS shall deliver or caused to be delivered to PURCHASER:

i. Stock certificates, and any and all other instruments of conveyance and transfer as required by Section 1(a) of this Agreement; and

ii. copies of all third party consents necessary to consummate the transaction contemplated herein.

iii.     copies  of  CSI's  most  recent  financial  statements.

B. DELIVERIES BY PURCHASER. PURCHASER shall deliver or caused to be delivered to SELLERS:

i. the Purchase Price of this Agreement; and Stock certificates, and any and all other instruments of conveyance and transfer as required by Section 1(b) of this Agreement; and

ii. copies of all third party consents necessary to consummate the transaction contemplated herein.

6. STOCK SALES. Mallory agrees that when he is permitted to sell pursuant to Rule 144, on the one year anniversary of this Agreement, that he will sell no more than one twelfth (1/12th) of his total holdings in any one (1) month and additionally, that he will not at anytime sell shares representing more than five percent (5%) of the daily trading volume in any one day unless agreed to in writing by the PURCHASER'S board of directors. Further, Mallory may not transfer, pledge, hypothecate or loan his shares at any time nor under any circumstances unless agreed to in writing by the Purchaser's board of directors.

7.         GENERAL.

A. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the parties to this Agreement covenants and agrees that its respective representations, warranties, covenants and statements and agreements contained in this Agreement and the exhibits hereto, and in any documents delivered in connection herewith, shall survive the Closing Date indefinitely. Except agreements between the PURCHASER and SELLERS, and as set forth in this Agreement, the exhibits hereto or in the documents and papers delivered in connection herewith, there are no other agreements, representations, warranties or covenants by or among the parties hereto with respect to the subject matter hereof.

B. WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant or agreement contained herein, therein and in any documents delivered in connection herewith or therewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

C. NOTICES. All notices, requests, demands and other communications, which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid:


To  SELLERS:     COM  Services,  Inc.
     ATT/Raymond  Mallory,  President
     711  W.  17th  Street  G6,
     Costa  Mesa,  CA  92627

COM  Services,  Inc.
ATT/Will  Stice
711  W.17th  Street  G6
Costa  Mesa,  CA.  92627

To  PURCHASER:     Network  Installation  Corp.
     ATT/Michael  Cummings,  CEO
    15235  Alton  Parkway,  Suite  200
     Irvine,  CA  92618

or to such other address as such party shall have specified by notice in writing through Certified Mail to the other party.

E. ENTIRE AGREEMENT. This Agreement (including all documents and papers delivered pursuant hereto and any written amendments hereof executed by the parties hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

F. SECTIONS AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

G. GOVERNING LAW. This Agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Orange County, State of California. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which, the prevailing party may be entitled.

H. CONTRACTUAL PROCEDURES. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore, may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

I. CONFIDENTIALITY AND NON-DISCLOSURE: Except to the extent required by law, without the prior written consent, the undersigned will not make, and will each direct its representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or to disclose or permit the disclosure of the existence of this transaction prior to closing.

J. AMENDMENT AND WAIVER. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, and (b) waive (i) any inaccuracies in representations by any other party, (ii) compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (iii) the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

K. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of whom shall for all purposes are deemed to be an original and all of which shall constitute one instrument.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto, all on the date first above written.

PURCHASER
NETWORK  INSTALLATION  CORP.

/s/  Michael  Cummings
_____________________________________
Michael  Cummings,  President  &  CEO


SELLER
RAYMOND  MALLORY

/s/  Raymond  Mallory
______________________________________
SELLER
WILL  STICE


/S/  WILL  STICE
______________________________________________

CSI


/S/  RAYMOND  MALLORY
_______________________________________
Raymond  Mallory,  President